ULTIMATE NOVELTY SPORTS, INC.

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is to be effective as of the 29th day of January 2014, by and between Ultimate Novelty Sports, a Nevada, corporation (“Company”), with offices located at 40 East Main Street Suite 998, Newark, DE 19711 and Pure Health Inc. (“Consultant”), a Puerto Rican corporation, located at 229 Calle Duarte Suite 3A, San Juan, Puerto Rico 00917.

For the purposes of this Agreement, either of the above shall be referred to as a “Party” and collectively as the “Parties”.

The Parties hereby agree as follows:

1. APPOINTMENT. The Company hereby appoints the Consultant and Consultant hereby agrees to render services to Company in product development including idea generation, preforming and designing formulations for products to be used in the health and nutrition market. The Consultant will work with the Company and an FDA approved labs to produce the products. The Consultant will work closely with the Company to develop health and wellness products as well as nutritional supplements.

2. TERM AND TERMINATION.  The term (“Term”) of this Consulting Agreement shall be for a period of One (1) year commencing on the date hereof and shall continue on a month-to-month basis until terminated by Company or Consultant with a notice of thirty (30) days. This Consulting Agreement is terminable for just cause by each of the parties by giving thirty (30) days written notice to the other by Certified Mail, Return Receipt Requested.  However, any products introduced by the Consultant and sold by the Company prior to the termination or expiration of this Consulting Agreement shall not be affected by the termination or the expiration of this Consulting Agreement, and the Consultant will continue to receive any fees, pay or compensation amount agreed upon between the Consultant and the Company for a period of five years from the termination or expiration of this Consulting Agreement.

3. COMPENSATION.  The Consultant will receive compensation for each product that the Consultant formulates for the Company.  The compensation will be calculated each time the Company places an order with a lab to produce a product formulated by the Consultant. The Consultant will receive a compensation ranging from 2.5% to 15% depending on the product formulation. However, any such calculation with regard to compensation will not include any freight costs or insurance costs.

4. CONFIDENTIALITY. Each party hereto (“Such Party”) shall hold in trust for the other party hereto (“Such Other Party”), and shall not disclose to any non-party to the Agreement, any confidential information of such Other Party. Confidential information is information that relates to Such Other Party’s research, development, trade secrets or business affairs, but does not include information which is generally known or easily ascertainable by non-parties. Consultant hereby acknowledges that during the performance of this contract, the Consultant may learn or receive confidential Company information and therefore Consultant hereby confirms that all such information relating to the company’s business will be kept confidential by the Consultant, except to the extent that such information is required to be divulged to the consultant’s clerical or support staff or associates in order to enable Consultant to perform Consultant’s contract obligation.

Consultant	/s/ A.P.	Company	/s/

5. INDEMNIFICATION.  Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney’s fees, collectively the “Liabilities”), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is party to such dispute.  This indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees and agents harmless from the against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder, which have rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provision of this Consulting Agreement shall apply and the Company shall perform its obligation there under to reimburse the Consultant for its expenses).  The provisions of this Paragraph shall survive the termination and expiration of this Consulting Agreement.

6. WORK PRODUCT. The company shall pay all labs costs and all directly associated costs for the formulation of all products, and the Company shall own all copyright, trademark, title, interest, and patent rights with respect to all materials, work product, and intellectual property developed under this contract and paid for by the Company.

7. LIABILITY. The Consultant warrants to the Company that the material, analysis, data, programs, products, formulations and services to be delivered or rendered hereunder, will be of the kind and quality designated and will be performed by qualified personnel.

8. INDEPENDENT CONTRACTOR. The Consultant is an independent contractor and neither the Consultant nor the Consultant’s staff is or shall be deemed to be employed by the Company. The Company is hereby contracting with the Consultant for the services described in Paragraph 1 herein and the Consultant reserves the right to determine the method, manner and mean by which the services will be performed. Scheduling of the Consultant services requiring group presentations, marketing presentations, provider education or staff development will be mutually agreed upon by the Consultant and Company. Consultant hereby confirms to the Company that the Company will not be required to furnish or provide any training to the Consultant to enable the Consultant to perform services required hereunder. The services shall be performed by the Consultant or the Consultant’s staff, and the Company shall not be required to hire, supervise or pay any assistants to help the Consultant who performs the services under this agreement. The Consultant shall not be required to devote Consultant’s full time nor the full time of the Consultant’s staff to the performance of the services required hereunder, and it is acknowledged that the Consultant has other business and the Consultant offers services to the general public. The order or sequence in which the work is to be performed shall be under the control of the Consultant. Except to the extent that the Consultant’s work must be performed on or with Consultant’s computers or Consultant’s existing software, all materials used in providing the services shall be provided by the Company. The Company shall not provide any insurance coverage of any kind for the Consultant or Consultant’s staff, and the Company will not withhold any amount that would normally be withheld from an employee’s pay.

Consultant	/s/ A.P.	Company	/s/

Each of the parties hereto agrees that, while performing services under this Consulting Agreement, and for a period of six (6) months following the termination of this Consulting Agreement, neither party will, except with the other party’s written approval, solicit or offer employment to the other party’s employees or staff engaged in any efforts under this Consulting Agreement.

9. RESTRICTIONS REGARDING COMPANY’S STOCK.  Consultant understands and acknowledges that the payment of consideration to securities broker-dealers and their associated persons (directly or indirectly, including affiliates of associated persons) for the purpose of inducing them to buy or sell securities for their account or for their customer’s accounts, to recommend the purchase of securities to their customers, or to influence the price of securities in the public market is a violation of the NASD’s Rule of Fair Practice and of the Federal Securities Exchange Act of 1934, as amended, and that the transfer of the Company’s common stock or the sale thereof at a price below the then current bid price to a securities broker-dealer and such associated person described above is prohibited.  Accordingly, the Consultant agrees that the shares of the Company’s common stock which the Company is to or may deliver to the Consultant, as compensation for the Consultant’s services will not be used for any prohibited purpose described above (if stock is restricted, a regular subscription agreement should be obtained).

10. NOTICES.  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties hereto:

Company:	Ultimate Novelty Sports 40 East Main Street Suite 998, Newark, DE 19711 Attn: Dr. Issa El-Cheikh

Consultant:	Pure Health Inc. 229 Calle Duarte Suite 3A San Juan PR 00917 Attn: Habacuc Cardona

11. GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without giving effect to choice or conflicts of law principles the effect of which would cause the application of the domestic substantive laws of any other jurisdiction). In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney’s fees.

Consultant	/s/ A.P.	Company	/s/

12. ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between them or any of them as to such subject matter.

13. SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns.

14. WAIVER AND CONSENTS; AMENDMENTS.  For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, no course of dealing between the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.  No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision as contemplated herein.

No amendment to this Agreement may be made without the written consent of the Company and the Consultant.

15. SECTION HEADINGS - CONSTRUCTION.  The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.  The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions.  In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

16. INTEGRATION.  This Agreement, including the exhibits, schedules, documents and instruments referred to herein or therein constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, including, without limitation, the provisions of the letter of intent between the parties hereto in respect of the transactions contemplated herein, which provisions of the letter of intent shall be completely superseded by the representations, warranties, covenants and agreements of the parties contained herein.

17. COUNTERPARTS.  This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original but together shall constitute one and the same agreement.

Consultant	/s/ A.P.	Company	/s/

18. FURTHER ASSURANCES.  At any time or from time to time after the date of this Agreement, the parties hereto will take all appropriate action and execute and deliver, without limitation, any documents or instruments of transfer, conveyance, assignment and confirmation or provide any information which may be reasonably necessary to carry out any of the provisions of this Agreement.

Accepted and agreed to as of this 29th day January, 2014.

Company	Consultant

Dr. Issa El-Cheikh	Habacuc Cardona
Name	Name

President	President CEO
Title	Title

/s/ Dr. Issa El-Cheikh	/s/ Habacuc Cardona
Signature	Signature

Consultant	/s/ A.P.	Company	/s/